EXHIBIT 23.1
Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AudioLogic, Inc. 1992 Stock Option Plan of our report dated April 21, 1999 with respect to the consolidated financial statements and schedule of Cirrus Logic, Inc. included in its Annual Report (Form 10-K) for the year ended March 27, 1999, filed with the Securities and Exchange Commission.

                       /S/ ERNST & YOUNG LLP
                       San Jose, California
                       October 1, 1999